UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

Callisto Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1609
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On October 19, 2005, Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”) amended the employment agreements of each of Gary Jacob, the Company’s Chief Executive Officer, Donald Picker, the Company’s Executive Vice President, Research and Development, Pamela Harris, the Company’s Chief Medical Officer and Bernard Denoyer, the Company’s Vice President, Finance to increase the amount of severance each person would be paid upon termination by the Company from 30 days of base salary to 90 days of base salary. In addition, the same amendment was made to the employment agreement between Synergy Pharmaceuticals Inc., a wholly-owned subsidiary of the Company (“Synergy”), and Kunwar Shailubhai, Synergy’s Senior Vice President, Drug Discovery.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2005, Mr. Edwin Snape did not stand for re-election as a director of the Company and was not re-elected as a director of the Company at the Company's 2005 Annual Meeting.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Amendment dated October 19, 2005 to the Employment Agreement dated as of June 13, 2003 by and between Callisto Pharmaceuticals, Inc. and Gary S. Jacob.

	10.2	Amendment dated October 19, 2005 to the Employment Agreement dated as of September 23, 2003, as amended April 6, 2004 by and between Callisto Pharmaceuticals, Inc. and Donald H. Picker.

	10.3	Amendment dated October 19, 2005 to the Employment Agreement dated as of March 28, 2005 by and between Callisto Pharmaceuticals, Inc. and Pamela Harris.

	10.4	Amendment dated October 19, 2005 to the Employment Agreement dated as of January 15, 2004 by and between Callisto Pharmaceuticals, Inc. and Bernard Denoyer.

	10.5	Amendment dated October 19, 2005 to the Employment Agreement dated as of April 6, 2004 by and between Synergy Pharmaceuticals Inc. and Kunwar Shailubhai.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 21, 2005

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob

Gary S. Jacob, Ph.D. Chief Executive Officer

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